UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

February 21, 2007

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 NOD ROAD
AVON, CONNECTICUT	06001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02          DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

(b)   Mr. Saul Burian, a director of the Magellan Health Services, Inc. (the “Company”) since 2004, advised the Nominating Committtee of the Board of Directors of the Company on February 21, 2007 that he would not be standing for re-election to the board at the upcoming annual meeting of shareholders because of other commitments.  As indicated in Item 8.01, the Board of Directors has nominated Ms. Nancy Johnson for election at the meeting to fill the board position Mr. Burian currently holds.

ITEM 8.01          OTHER EVENTS

On February 21, 2007, the Nominating and Corporate Governance Committee of the Board of Directors of the Company nominated incumbent directors Steven Shulman, Michael Ressner, and Michael Diament for re-election at the 2007 Annual Meeting of Shareholders to three year terms expiring in 2010, and nominated Nancy Johnson for election at the 2007 Annual Meeting of Shareholders to a two year term expiring in 2009.

Ms. Johnson has been nominated to fill the position of Saul Burian who has decided not to stand for re-election to the board.  Mr. Burian has served as a member of the board since 2004.  Nancy Johnson served twelve terms in the House of Representatives from 1983-2007, first representing the sixth district and most recently the fifth district of Connecticut.  Ms. Johnson most recently served as chair of the Subcommittee on Health of the House Committee on Ways and Means, chair of the Subcommittee on Human Resources of the Ways and Means Committee, and as a member of the Joint Committee on Taxation.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of a press release dated February 27, 2007 announcing such nomination.

Item 9.01          FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)             Financial Statements of business acquired:              Not applicable.

(b)            Pro forma financial information:                  Not applicable.

(d)            Exhibits:

Exhibit Number	Description
99.1	Registrant’s press release dated February 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: February 27, 2007	By:	/s/ Mark S. Demilio
		Name:	Mark S. Demilio
		Title:	Executive Vice President and Chief Financial Officer